UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 18, 2004

                            Denny's Corporation
                            -------------------
            (Exact name of registrant as specified in its charter)

 Delaware                        0-18051                       13-3487402
 --------                        -------                       ----------
(State or other              (Commission File                 (IRS Employer
 jurisdiction of                   Number)                 Identification No.)
 incorporation)


 203 East Main Street, Spartanburg, SC                         29319-9966
 -------------------------------------                         ----------
 (Address of Principal Executive Offices)                      (Zip Code)


      Registrant's telephone number, including area code (864) 597-8000


      ----------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

                Exhibit 99.1 -- Press release issued by Denny's Corporation on February 18, 2004.

Item 12. Results of Operations and Financial Condition

On February 18, 2004, Denny's Corporation issued a press release announcing financial results for the fourth quarter and year ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Denny's Corporation


Date:  February 20, 2004                         /s/ Andrew F. Green
                                                 -------------------
                                                 Andrew F. Green
                                                 Senior Vice President
                                                 and Chief Financial Officer

                                                                EXHIBIT 99.1

                                                                NEWS RELEASE

Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361


      DENNY'S CORPORATION REPORTS FOURTH QUARTER AND YEAR END 2003 RESULTS

         SPARTANBURG, S.C., February 18, 2004 -- Denny's Corporation (OTCBB:
DNYY) today reported results for its fourth quarter and year ended December 31, 2003. Highlights included:

Fourth Quarter 2003

o Same-store sales for the fourth quarter increased 3.0% at company units and 2.8% at franchised units.
o Denny's ended the quarter with 561 company units, down 5 from last year, and 1,077 franchised and licensed units, down 33 from last year.
o Denny's fourth quarter included an additional week of operations, or 14 weeks total, compared with a standard 13 week quarter as reported for the prior year.
o Total operating revenue increased $24.7 million, or 10.9%, to $251.7 million for the quarter.
o Operating income increased $8.9 million to $11.3 million for the quarter, or 4.5% of total revenue compared with 1.1% last year.
o Net loss for the quarter was $10.8 million compared with last year's net income of $0.5 million.
o Last year's fourth quarter net income included nonoperating income of $13.7 million attributable to senior note exchange transactions.
o At quarter end, Denny's $161 million credit facility had net availability of $75 million.

Full Year 2003

o Same-store sales for the year increased 0.2% at company units and declined 0.6% at franchised units.
o Denny's 2003 results included an additional week of operations, or 53 weeks total, compared with a standard 52 week year as reported for 2002.
o Total operating revenue declined $7.6 million, or 0.8%, to $940.9 million for the year.
o Operating income declined $1.2 million to $48.4 million for the year, or 5.1% of total revenue compared with 5.2% last year.
o Net loss for the year was $31.5 million compared with last year's net income of $68.1 million.
o Last year's net income included $32.9 million of nonoperating income attributable to senior note exchange transactions as well as a $60.6 million gain on discontinued operations.

        Commenting on Denny's results for the fourth quarter and fiscal year 2003, Nelson J. Marchioli, president and chief executive officer, said, "Denny's same-store sales and customer traffic continue to improve as the fourth quarter built upon the positive sales momentum achieved in the third quarter. We believe much of this success can be attributed to our renewed focus on breakfast and value - Denny's is well recognized for both. During the second half of the year, we were able to leverage our breakfast credibility and began to increase guest traffic across all dayparts.

        "We remain encouraged by our sales performance into 2004 as company same-store sales in January increased 5.7% and guest counts improved 2.3%. This marked our fifth consecutive month of positive same-store sales and fourth consecutive month of positive guest counts. We hope to maintain this sales momentum with our current media campaign featuring a limited time offer on our French Toast Slam for only $4.99 nationwide.

        "Though 2003 did not live up to our profitability expectations, we are encouraged by our current sales trends, especially our positive guest counts. Consistent customer count growth is the measure that will ultimately define the future success of Denny's," Marchioli concluded.

Fourth Quarter Results

        Denny's reported total operating revenue for the fourth quarter of $251.7 million, up $24.7 million from the prior year quarter. Company restaurant sales increased $23.0 million to $228.4 million as the result of an additional week of operations combined with a 3.0% increase in same-store sales. Franchise revenue increased $1.7 million to $23.3 million as the additional operating week, combined with a 2.8% increase in franchise unit same-store sales, more than offset a 33 unit decline in franchised and licensed restaurants.

        Company restaurant operating margin for the fourth quarter increased by
2.2 percentage points to 12.1% of company sales compared with 9.9% of sales last year. A 2.5 percentage point decrease in payroll and benefits costs, resulting primarily from more efficient labor scheduling, was offset by a 2.7 percentage point increase in product costs. Higher food costs resulted from increased commodity prices as well as menu mix shifts. The balance of the product cost increase resulted from $1.9 million in deferred gain amortization in last year's fourth quarter with no related amortization in this year's quarter. In addition, operating margin benefited from lower marketing and repairs and maintenance expenses.

        Operating income for the quarter increased $8.9 million to $11.3 million, reflecting higher sales, improved margins and the additional operating week. In addition, operating income benefited from a $4.9 million reduction in depreciation and amortization expense. In January 1998, certain assets were revalued and assigned a five-year life as a result of the predecessor company's reorganization. Those assets became fully amortized in January 2003, resulting in lower depreciation and amortization expense in 2003.

        Net loss for the fourth quarter was $10.8 million, or $0.26 per diluted common share, compared with last year's fourth quarter net income of $0.5 million, or $0.01 per diluted common share. Last year's fourth quarter included nonoperating income of $13.7 million attributable to senior note exchange transactions.

Full Year Results

        For 2003, total operating revenue decreased $7.6 million to $940.9 million due primarily to a 5 unit decline in company restaurants combined with a 33 unit decline in franchised units during the year.

        Company restaurant operating margin for the year decreased by 2.7 percentage points to 11.3% of company sales compared with 14.0% of sales last year. The largest contributors to the margin decline were higher product costs as well as increased payroll and benefits costs.

        Operating income for the year decreased $1.2 million to $48.4 million as a result of lower operating margins partially offset by a $23.3 million reduction in depreciation and amortization expense.

        Net loss for the year was $31.5 million, or $0.77 per diluted common share, compared with last year's net income of $68.1 million, or $1.68 per diluted common share. Last year's results included nonoperating income of $32.9 million attributable to senior note exchange transactions as well as a $60.6 million gain on discontinued operations.

Revolving Credit Facility

        Effective December 31, 2003, commitments under the Denny's credit facility were reduced to $161 million as scheduled in the credit agreement. At the end of the fourth quarter, the credit facility consisted of outstanding term loans of $40 million, revolver advances of $11 million, and letters of credit of $35 million, leaving a net availability of $75 million. As of today, revolver advances have increased to $24 million, leaving a net availability of $62 million.

Capital Structure

        The Company continues to explore possible alternatives to improve its long-term liquidity and capital structure and during 2003 retained UBS Securities LLC as a financial advisor to assist in that regard. The Company has not made a determination at this time whether it will ultimately seek to implement any specific alternative, and there can be no assurance that, if it does so, its efforts will be successful.

Further Information

        Denny's will host its quarterly conference call for investors and analysts today, Wednesday, February 18, 2004 at 1:00 p.m. EST. Interested parties are invited to join a live, listen only broadcast of the conference call. The call may be accessed through our website at www.dennys.com. On the front page of the website, follow the link to "About Us;" then follow the link to "Investor Info;" and then select the "Live Webcast" icon. A replay of the call may be accessed at the same location later in the day and will remain available for at least 30 days.

        Denny's is America's largest full-service family restaurant chain, consisting of 561 company-owned units and 1,077 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website referenced above.

        Certain matters discussed in this release may constitute forward looking statements involving risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Factors that could cause actual performance to differ materially from the performance indicated by such statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 25, 2002 (and in the Company's subsequent quarterly reports on Form 10-Q).

                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                                                14 Weeks                  13 Weeks
(In thousands, except per share amounts)                         Ended                     Ended
                                                                12/31/03                  12/25/02
                                                             ---------------            --------------
Revenue:
  Company restaurant sales                                 $      228,379             $      205,384
  Franchise and license revenue                                    23,275                     21,545
                                                             ---------------            --------------
   Total operating revenue                                        251,654                    226,929
                                                             ---------------            --------------
Costs of company restaurant sales                                 200,829                    185,129
Costs of franchise and license revenue                              7,054                      6,606
General and administrative expenses                                13,039                     10,986
Depreciation and amortization                                      16,069                     20,959
Restructuring charges and exit costs                                1,479                        442
Impairment charges                                                  2,097                      3,594
Gains on disposition of assets and other, net                        (197)                    (3,175)
                                                             ---------------            --------------
    Total operating costs and expenses                            240,370                    224,541
                                                             ---------------            --------------
Operating income                                                   11,284                      2,388
                                                             ---------------            --------------
Other expenses:
  Interest expense, net                                            20,994                     19,214
  Other nonoperating expense (income), net                          1,078                    (13,672)
                                                             ---------------            --------------
    Total other expenses, net                                      22,072                      5,542
                                                             ---------------            --------------
Loss before income taxes                                          (10,788)                    (3,154)
Provision for income taxes                                            (37)                       412
                                                             ---------------            --------------
Loss from continuing operations                                   (10,751)                    (3,566)
Gain on discontinued operations, net                                   --                      4,040
                                                             ---------------            --------------
Net income (loss)                                          $      (10,751)            $          474
                                                             ===============            ==============

Basic net income (loss) per share:
  Loss on continuing operations                            $        (0.26)            $        (0.09)
  Gain on disposal of discontinued operations                          --                       0.10
                                                             ---------------            --------------
  Net income (loss)                                        $        (0.26)            $         0.01
                                                             ===============            ==============

Basic weighted average shares outstanding                          40,746                     40,290
                                                             ===============            ==============

Diluted net income (loss) per share:
  Loss on continuing operations                            $        (0.26)            $        (0.09)
  Gain on disposal of discontinued operations                          --                       0.10
                                                             ---------------            --------------
  Net income (loss)                                        $        (0.26)            $         0.01
                                                             ===============            ==============

Diluted weighted average shares outstanding                        40,746                     40,290
                                                             ===============            ==============


                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)


                                                                 53 Weeks                 52 Weeks
(In thousands, except per share amounts)                          Ended                    Ended
                                                                12/31/03                  12/25/02
                                                             ---------------            --------------
Revenue:
  Company restaurant sales                                 $      851,853             $      858,569
  Franchise and license revenue                                    89,092                     90,015
                                                             ---------------            --------------
    Total operating revenue                                       940,945                    948,584
                                                             ---------------            --------------
Costs of company restaurant sales                                 755,430                    738,208
Costs of franchise and license revenue                             27,125                     28,576
General and administrative expenses                                51,268                     50,001
Depreciation and amortization                                      60,000                     83,251
Restructuring charges and exit costs                                  613                      3,521
Impairment charges                                                  3,986                      4,556
Gains on disposition of assets and other, net                      (5,844)                    (9,127)
                                                             ---------------            --------------
    Total operating costs and expenses                            892,578                    898,986
                                                             ---------------            --------------
Operating income                                                   48,367                     49,598
                                                             ---------------            --------------
Other expenses:
  Interest expense, net                                            78,190                     76,401
  Other nonoperating expense (income), net                            901                    (32,915)
                                                             ---------------            --------------
    Total other expenses, net                                      79,091                     43,486
                                                             ---------------            --------------
Income (loss) before income taxes                                 (30,724)                     6,112
Provision for (benefit from) income taxes                             759                     (1,422)
                                                             ---------------            --------------
Income (loss) from continuing operations                          (31,483)                     7,534
Gain on discontinued operations, net                                   --                     60,602
                                                             ---------------            --------------
Net income (loss)                                          $      (31,483)            $       68,136
                                                             ===============            ==============

Basic income (loss) per share:
  Income (loss) from continuing operations                 $        (0.77)            $         0.19
  Gain on discontinued operations, net                                 --                       1.50
                                                             ---------------            --------------
  Net income (loss)                                        $        (0.77)            $         1.69
                                                             ===============            ==============

Basic weighted average shares outstanding                          40,687                     40,270
                                                             ===============            ==============

Diluted income (loss) per share:
  Income (loss) from continuing operations                 $        (0.77)            $         0.19
  Gain on discontinued operations, net                                 --                       1.49
                                                             ---------------            --------------
    Net income (loss)                                        $      (0.77)            $         1.68
                                                             ===============            ==============

Diluted weighted average shares outstanding                        40,687                     40,583
                                                             ===============            ==============


                               DENNY'S CORPORATION
                      Condensed Consolidated Balance Sheet
                                   (Unaudited)


(In thousands)                                                       12/31/03               12/25/02
                                                                 -----------------      -----------------

ASSETS
Current Assets
  Cash and cash equivalents                                    $        7,363         $         5,717
  Other                                                                24,894                  28,024
                                                                 -----------------      -----------------
                                                                       32,257                  33,741
                                                                 -----------------      -----------------

Property, net                                                         296,995                 324,725
Goodwill                                                               50,404                  50,073
Intangible assets, net                                                 83,879                  92,257
Other assets                                                           43,117                  50,695
                                                                 -----------------      -----------------
     Total Assets                                              $      506,652         $       551,491
                                                                 =================      =================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
  Current maturities of notes and debentures                   $       51,714         $           554
  Current maturities of capital lease obligations                       3,462                   3,886
  Accounts payable and other accrued liabilities                      137,549                 148,363
                                                                 -----------------      -----------------
                                                                      192,725                 152,803
                                                                 -----------------      -----------------
Long-Term Liabilities
  Notes and debentures, less current maturities                       509,593                 560,359
  Capital lease obligations, less current maturities                   28,728                  31,177
  Other                                                                88,538                  86,043
                                                                 -----------------      -----------------
                                                                      626,859                 677,579
                                                                 -----------------      -----------------
     Total Liabilities                                                819,584                 830,382
     Total Shareholders' Deficit                                     (312,932)               (278,891)
                                                                 -----------------      -----------------
     Total Liabilities and Shareholders' Deficit               $      506,652         $       551,491
                                                                 =================      =================

                               DENNY'S CORPORATION
                           Quarterly Operating Margins
                                   (Unaudited)


                                                          14 Weeks                    13 Weeks
                                                           Ended                       Ended
(In millions)                                             12/31/03                    12/25/02
                                                    ---------------------       ---------------------

Total operating revenue (1)                       $    251.7     100.0%       $     226.9   100.0%

Company restaurant operations: (2)
   Company restaurant sales                            228.4     100.0%             205.4   100.0%
   Costs of company restaurant sales:
      Product costs                                     60.9      26.7%              49.2    24.0%
      Payroll and benefits                              96.9      42.4%              92.1    44.9%
      Occupancy                                         12.7       5.6%              12.2     6.0%
      Other operating costs:
         Utilities                                      10.0       4.4%               8.7     4.3%
         Repairs and maintenance                         4.1       1.8%               5.7     2.8%
         Marketing                                       7.4       3.2%               9.6     4.7%
         Other                                           8.8       3.9%               7.6     3.7%
                                                    ---------------------       ---------------------
   Total costs of company restaurant sales             200.8      87.9%             185.1    90.1%
                                                    ---------------------       ---------------------
   Company restaurant operating margin            $     27.6      12.1%       $      20.3     9.9%
                                                    ---------------------       ---------------------

Franchise operations: (3)
   Franchise and license revenue                        23.3     100.0%              21.5   100.0%
   Costs of franchise and license revenue                7.1      30.3%               6.6    30.7%
                                                    ---------------------       ---------------------
   Franchise operating margin                     $     16.2      69.7%       $      14.9    69.3%
                                                    ---------------------       ---------------------

Total operating margin (1)                        $     43.8      17.4%       $      35.2    15.5%

Other operating expenses: (1) (4)
   General and administrative expenses                  13.0       5.2%              11.0     4.8%
   Depreciation and amortization                        16.1       6.4%              21.0     9.2%
   Restructuring, exit costs and impairment              3.6       1.4%               4.0     1.8%
   Gains on  disposition  of assets  and other,         (0.2)     (0.1)%             (3.2)    1.4%
   net
                                                    ---------------------       ---------------------
   Total other operating expenses                 $     32.5      12.9%       $      32.8    14.5%
                                                    ---------------------       ---------------------

Operating income (1)                              $     11.3       4.5%       $       2.4     1.1%


  (1) As a percentage of total operating revenue
  (2) As a percentage of company restaurant sales
  (3) As a percentage of franchise and license revenue
  (4) Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margins may be considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with accounting principles generally accepted in the United States of America.



                               DENNY'S CORPORATION
                              EBITDA Reconciliation
                                   (Unaudited)


                                                      14 Weeks           13 Weeks              53 Weeks           52 Weeks
                                                       Ended              Ended                 Ended              Ended
(in millions)                                         12/31/03           12/25/02              12/31/03           12/25/02
                                                   ---------------    ----------------      ----------------   ----------------

Net income (loss) from continuing operations     $         (10.8)   $          (3.6)      $        (31.5)    $          7.5

Provision for (benefit from) income taxes                    0.0                0.4                  0.8               (1.4)
Interest expense, net                                       21.0               19.2                 78.2               76.4
Depreciation and amortization                               16.1               21.0                 60.0               83.3

                                                   ---------------    ----------------      ----------------   ----------------
EBITDA (1) (2)                                   $          26.3    $          37.0       $        107.5     $        165.8
                                                   ===============    ================      ================   ================



(1) Following SEC guidance, we changed our definition of EBITDA in the second quarter of 2003. Amounts previously reported for EBITDA have been reclassified to conform to the current presentation.
(2) We believe that, in addition to other financial measures, EBITDA is an appropriate indicator to assist in the evaluation of our operating performance because it provides additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs. However, EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with accounting principles generally accepted in the United States of America.


                                                      14 Weeks           13 Weeks              53 Weeks           52 Weeks
                                                       Ended              Ended                 Ended              Ended
                                                      12/31/03           12/25/02              12/31/03           12/25/02
                                                   ---------------    ----------------      ----------------   ----------------

Other financial data: (3)

Restructuring charges and exit costs             $           1.5    $           0.4       $          0.6     $          3.5
Impairment charges                                           2.1                3.6                  4.0                4.6
Gains on disposition of assets and other, net               (0.2)              (3.2)                (5.8)              (9.1)
Other nonoperating expense (income), net (4)                 1.1              (13.7)                 0.9              (32.9)


(3) The line items in this section are components of both net income and EBITDA as shown above.
(4) The fourth quarter and year-to-date results in 2002 included gains of $13.7 million and $32.9 million, respectively, which were attributable to senior note debt exchanges completed in April and December of 2002.


                               DENNY'S CORPORATION
                                Statistical Data
                                   (Unaudited)


                                               14 Weeks                               53 Weeks
Same-Store Sales                                Ended                                  Ended
(increase/(decrease) vs. prior year)           12/31/03                               12/31/03
                                            ---------------                        ----------------

Company-Owned Same-Store Sales                      3.0%                                    0.2%
   Guest Check Average                              2.0%                                    3.2%
   Guest Counts                                     1.0%                                   (2.9%)

Franchised Same-Store Sales                         2.8%                                   (0.6%)




                                               14 Weeks          13 Weeks             53 Weeks           52 Weeks
Aggregate Unit Sales                            Ended             Ended                Ended              Ended
($ in millions)                                12/31/03          12/25/02             12/31/03           12/25/02
                                            ---------------   ---------------      ----------------   ----------------

   Sales at Company-Owned Units           $       228.4     $        205.4       $        851.9     $        858.6
   Sales at Franchised Units              $       359.7     $        325.1       $      1,377.0     $      1,363.5



                                               14 Weeks          13 Weeks             53 Weeks           52 Weeks
Average Unit Sales                              Ended             Ended                Ended              Ended
($ in thousands)                               12/31/03          12/25/02             12/31/03           12/25/02
                                            ---------------   ---------------      ----------------   ----------------

   Company-Owned                          $       408.5     $        361.5       $      1,520.0     $      1,461.2
   Franchised                             $       336.0     $        296.9       $      1,254.8     $      1,210.2



Restaurant Units                               Company          Franchised            Licensed             Total
                                            ---------------   ---------------      ----------------   ----------------

Ending Units 12/25/02                             566              1,095                   15              1,676

   Units Opened/Acquired                            1                 17                    0                 18
   Units Reacquired                                 1                 (1)                   0                  0
   Units Refranchised                               0                  0                    0                  0
   Units Closed                                    (7)               (49)                   0                (56)
                                            ---------------   ---------------      ----------------   ----------------
      Net Change                                   (5)               (33)                   0                (38)

Ending Units 12/31/03                             561              1,062                   15              1,638



                                                                  ###